EXHIBIT 10.19

Contract #9330

AMENDMENT TO GAS PROCESSING AGREEMENT

This Amendment to Gas Processing Agreement (“Amendment”) is made and entered into this 1st day of December, 2012, by and between CHIPETA PROCESSING LLC (“Processor”), and GASCO ENERGY, INC. (“Processing Customer”).

RECITALS

Whereas, Processor and Processing Customer are Parties to that certain Gas Processing Agreement (“Agreement”) dated September 21, 2011, as amended, providing for processing of Processing Customer’s Gas at the Chipeta Plant; and

Whereas, Processor and Processing Customer desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound, Processor and Processing Customer agree as follows:

1.             Definitions.  For purposes of this Amendment, unless given a different meaning under this Amendment, capitalized terms shall be given the same meaning they are given under the Agreement.

2.             Effective Date.  This Amendment shall be effective as of date first set forth above.

3.             Amendment Gas Processing Agreement.

(a)           Section 3(a) of the Agreement is hereby amended by deleting the date “December 31, 2012”, wherever it appears and substituting in lieu thereof “June 30, 2013”.

(b)           Section 3(b) of the Agreement is hereby amended by deleting the date “December 31, 2012”, wherever it appears and substituting in lieu thereof “June 30, 2013”.

(c)           Except as expressly amended hereby, the Agreement shall remain effective in accordance with its terms.

4.             Entire Agreement; Amendment.  This Amendment constitutes the entire agreement and understanding between the Parties with respect to the matters covered by this Amendment, and supersedes all prior agreements and understandings with respect thereto, and may be amended, restated or supplemented only by written agreement of the Parties.

5.             Multiple Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, and with the intent to be legally bound, the Parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives to be effective as of the date specified herein.

GASCO ENERGY, INC.		CHIPETA PROCESSING LLC
By WGR Operating, LP
Its Managing Member

By:	/s/ Michael Decker	By:	/s/ David Gibbons

Name:	Michael Decker	Name:	David Gibbons

Title:	EVP/COO	Title:	Regional Manager Anadarko Mid-Stream